      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1998
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           HMT TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                           ---------------------------
       DELAWARE                                        94-3084354
(State of Incorporation)                 (I.R.S. Employer Identification Number)
                           ---------------------------

                                1055 PAGE AVENUE
                            FREMONT, CALIFORNIA 94538
                                 (510) 490-3100
             (Address and telephone of principal executive offices)

                              OPTIONS GRANTED UNDER

                        THE EMPLOYEE STOCK PURCHASE PLAN

                                 PETER S. NORRIS
         VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER
                           HMT TECHNOLOGY CORPORATION
                                1055 PAGE AVENUE
                            FREMONT, CALIFORNIA 94538
                                 (510) 490-3100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                                   Copies to:
                              James C. Kitch, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                  3000 El Camino Real, Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                   -----------

                         CALCULATION OF REGISTRATION FEE

 ==============================================================================================
  TITLE OF SECURITIES    AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
   TO BE REGISTERED       REGISTERED      OFFERING PRICE PER      AGGREGATE       REGISTRATION
                                              SHARE (1)       OFFERING PRICE (1)      FEE
 ==============================================================================================
 Stock Options and         1,000,000          $13.09375           $13,093,750       $3,862.66
 Common Stock ($0.001
 par  value)
 ==============================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price is based upon the average of the high and low prices of the Registrant's Common Stock on May 1, 1998, as reported on the Nasdaq National Market.

                                                Total Number of Pages:
                                                Exhibit Index at Page:

                                EXPLANATORY NOTE


        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Employee Stock Purchase Plan (the "Plan"), as amended. The Registration statement on Form S-8 previously filed with the Commission relating to the Plan (File No.
333-03178) is incorporated by reference herein.

                                    EXHIBITS


EXHIBIT
NUMBER

5.1            Opinion of Cooley Godward LLP.
23.1           Consent of Coopers & Lybrand, L.L.P.
23.2           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1           Power of Attorney.  Reference is made to the signature pages.



                                       2.

                                   SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 23, 1998.


                                          HMT TECHNOLOGY CORPORATION



                                          By     /s/ Peter S. Norris
                                                 -------------------------------
                                                 Peter S. Norris
                                                 Vice President, Finance, Chief
                                                 Financial Officer and Treasurer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald L. Schauer and Peter S. Norris, and each or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



                                       3.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                  TITLE                             DATE
              ---------                                  -----                             ----

/s/ Ronald L. Schauer                    President, Chief Executive Officer           April 23, 1998
-----------------------------            and Chairman of the Board (Principal
          Ronald L. Schauer              Executive Officer)


/s/ Peter S. Norris                      Vice President, Finance, Chief               April 23, 1998
-----------------------------            Financial Officer and Treasurer
           Peter S. Norris


/s/ Bruce C. Edwards                     Director                                     April 23, 1998
-----------------------------
           Bruce C. Edwards

                                         Director
-----------------------------
          Neil M. Garfinkel

/s/ Walter G. Kortschak                  Director                                     April 23, 1998
-----------------------------
         Walter G. Kortschak



                                       4.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION                                                           SEQUENTIAL PAGE NUMBER
------         -----------                                                           ----------------------

5.1            Opinion of Cooley Godward LLP.
23.1           Consent of Coopers & Lybrand, L.L.P.
23.2           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1           Power of Attorney.  Reference is made to the signature pages.



                                       5.